UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

Entrx Corporation

(Exact name of registrant as specified in its charter)

Delaware	95-2368719

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer ID No.)

800 Nicollet Mall, Suite 2690 Minneapolis, Minnesota	55402

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (612) 333-0614

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets
Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Section 3 — Securities and Trading Markets

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     In a Form 8K filed by us on December 20, 2004, we reported that we received a notice from the NASDAQ Stock Market that Entrx’s common stock was no longer eligible to be listed on the NASDAQ Small Cap Market because the bid price of its common stock fell below $1.00 per share for 30 consecutive days prior to June 14, 2004, and did not exceed that price for 180 days thereafter. The Company appealed that determination. On January 6, 2005, in a Form 8K filed by us, we indicated that NASDAQ stated that it was adding as reasons for such delisting a concern about the ability of a principal shareholder of Entrx Corporation to influence the operations and activities of Entrx Corporation.

     NASDAQ has advised the Company that a Listing Qualification Panel has acted on our appeal of the delisting determination. Our appeal was declined and our common stock will no longer be listed for trading on the NASDAQ Stock Market effective as of the opening of business on February 16, 2005.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTRX CORPORATION
Date: February 16, 2005	/s/ Brian D. Niebur
Brian D. Niebur
Chief Financial Officer